SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

————

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 19, 2011

HANCOCK HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Mississippi	0-13089	64-0693170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Hancock Plaza
2510 14th Street
Gulfport , Mississippi 39501
(Address of principal executive offices)

(228) 868-4000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.  On April 19, 2011, Hancock Holding Company issued a press release announcing its first quarter 2011 financial results.  A copy of this press release and the accompanying financial statements are attached hereto as Exhibit 99.1.

Item 7.01  Regulation FD Disclosure.  On April 19, 2011, Hancock Holding Company issued a press release announcing its first quarter 2011 financial results.  A copy of this press release and the accompanying financial statements are attached hereto as Exhibit 99.1.  This information is furnished under both Item 2.02, Results of Operations and Financial Condition, and Item 7.01, Regulation FD Disclosure.  The information in this Form 8-K and Exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference.

Item 9.01       Financial Statements and Exhibits

     (d)      Exhibits.

Exhibit No.	Description
99.1	Hancock Holding Company 1Q 2011 Financial Results

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated:  April 20, 2011

HANCOCK HOLDING COMPANY
 (Registrant)

By: /s/ Paul D. Guichet
Name: Paul D. Guichet
Title:   Vice President
Investor Relations

For Immediate Release
April 19, 2011

For More Information
Carl J. Chaney, President and Chief Executive Officer
Michael M. Achary, EVP & Chief Financial Officer
Paul D. Guichet, VP, Investor Relations
800.522.6542 or 228.563.6559

Hancock Holding Company announces 1Q 2011 financial results

GULFPORT, Miss.  (April 19, 2011)—Hancock Holding Company (Nasdaq: HBHC) today announced financial results for the quarter ended March 31, 2011.  Net income was $15.3 million, with fully diluted earnings per share of $0.41.  The first quarter’s earnings were impacted by $1.6 million in merger related expenses associated with the proposed acquisition of Whitney Holding Corporation (as discussed below) and also by Hancock’s recent common equity offering (also discussed below).  Excluding the merger related expenses, net income was $16.4 million with fully diluted earnings per share of $0.43.

Excluding merger related items, net income of $16.4 million increased 10.8 percent from 2010’s first quarter’s net income of $14.8 million but declined 3.9 percent over the preceding fourth quarter’s net income of $17.0 million.  Fully diluted earnings per share excluding merger related items for the first quarter of 2011 were $0.43, compared to $0.40 for the same quarter a year ago and $0.46 in the 2010’s fourth quarter.  Hancock’s return on average assets, excluding merger related items, was 0.81 percent for the first quarter of 2011, an improvement of 12 basis points over the prior year period return of average assets of 0.69 percent.

The company’s pre-tax, pre-provision profit for the first quarter of 2011 increased 2.5 percent over the prior year’s first quarter to $32.4 million.  Pre-tax pre-provision profit is total revenue less non-interest expense and excludes one-time merger items and securities transactions.

On December 21, 2010, Hancock Holding Company entered into a definitive agreement with Whitney Holding Corporation (“Whitney”), parent company of New Orleans-based Whitney National Bank, for Whitney to merge into Hancock.  The combined company will have approximately $20 billion in assets and operate more than 300 branches across the Gulf South.  The transaction is expected to be completed in the second quarter of 2011, subject to customary closing conditions and shareholder and regulatory approval.

On March 25, 2011, the company completed a successful common stock offering of 6,201,500 shares of common stock at a price of $32.25 per share, which represented no discount from the last sale on the previous business day.  Net proceeds were approximately $191 million.  The proceeds of the offering are intended to be used for general corporate purposes, including the enhancement of Hancock’s capital position and the repurchase of Whitney’s TARP preferred stock and warrants upon closing of the proposed merger.  The company’s tangible common equity ratio stood at 11.94 percent at March 31, 2011.

       Hancock’s President and Chief Executive Officer Carl J. Chaney said, “We are very pleased to report improvement in our first quarter earnings as we continue to see an upturn in our asset quality measures.  In addition, our stock offering this quarter generated overwhelming interest and was rated the number one equity offering in the U.S. over the past 12 months, in terms of no discount from the last sale on the previous business day.  We believe the response reflected the company’s 110-year history of financial strength and stability and excitement about the pending merger with Whitney which is on track to close in the second quarter of this year. ”

       Chaney continued, “Our operating footprint will grow dramatically in Hancock’s current Gulf Coast markets, and we will expand into dynamic new regions such as Houston and Tampa-St. Petersburg upon completion of the transaction.  Based upon combined assets, Hancock will become the 32nd largest bank holding company headquartered in America.”

The principal driver of Hancock’s improved 2011 first quarter earnings from the prior year’s first quarter was the continued improvement in the company’s overall asset quality.  The company recorded a significantly lower provision for loan losses, down $5.0 million, or 36.2 percent, compared to the prior year’s first quarter.  Net charge-offs of $6.8 million decreased $6.4 million, or 48.6 percent, from the 2010 first quarter and decreased $2.9 million, or 30.1 percent, from the prior quarter.  Net charge-offs were 0.57 percent of average loans, down 49 basis points from the first quarter of 2010 and down 21 basis points, compared with the preceding fourth quarter.

       “With our improved asset quality measures, the approaching merger with Whitney, and a favorable economic outlook for our market areas, we are very excited about what the next 12 months will bring.  These events position us very favorably for future growth and prosperity,” Chaney added.

Highlights & Key Operating Items from Hancock’s First Quarter Results

Balance Sheet & Capital

Total assets at March 31, 2011, were $8.3 billion, up $172.7 million, or 2.1 percent, from $8.1 billion at December 31, 2010.  Compared to March 31, 2010, total assets decreased $254.4 million.  Hancock continues to remain well capitalized, with total equity of $1.1 billion at March 31, 2011, up $206.9 million, or 24.3 percent, from March 31, 2010, and up $201.2 million, or 23.5 percent, from December 31, 2010, due to the common stock offering in March of this year.  The company’s tangible common equity ratio stood at 11.94 percent at March 31, 2011.

Loans

       For the quarter ended March 31, 2011, Hancock’s average total loans were $4.9 billion, which represented a decrease of $200.8 million, or 4.0 percent, from the same quarter a year ago and were down $63.8 million, or 1.3 percent, from the fourth quarter of 2010.  Period-end loans decreased $130.6 million, or 2.6 percent, from the prior quarter in all loan categories and declined $185.5 million, or 3.7 percent, from March 31, 2010.  The $185.5 million decrease was driven by a decline in mortgage loans ($88.2 million), indirect consumer loans ($53.2 million), commercial loans ($31.2 million), finance company loans ($12.1 million), and credit card loans ($11.0 million) offset by an increase in direct consumer loans of $14.1 million.  The decrease in average and period-end loans is due primarily to a continued lessening of loan demand in the company’s operating region.

Deposits

Average deposits were up $29.0 million, from the fourth quarter of 2010 but were down 5.2 percent, or $369.7 million, from March 31, 2010.  The reduction in average deposits from the first quarter of 2010 was in time deposits, which were down $582.5 million, or 19.9 percent, and interest bearing and public fund time deposits, which were down $47.5 million, or 3.7 percent, offset by an increase of $134.7 million, or 7.1 percent, in interest-bearing transaction deposits and $125.6 million, or 12.3 percent, in non-interest-bearing deposits.  Period-end deposits for the first quarter were $6.7 billion, down $78.4 million, or 1.2 percent, from the prior quarter and were down $307.4 million, or 4.4 percent, from March 31, 2010.  The $307.4 million reduction in period-end deposits was caused by a $612.9 million, or 21.4 percent, decrease in time deposits offset by a 16.1 percent increase, or $164.5 million, in non-interest-bearing deposits and a 6.2 percent increase, or $120.1 million, in interest-bearing transaction deposits.  The $307.4 million reduction in deposits was primarily related to expected run-off in Peoples First time deposits.  Prior to the December 2009 acquisition of Peoples First, deposit pricing in that institution was very aggressive in order to attract deposits with resulting rates considerably higher than comparable banks.

Asset Quality

Net charge-offs for 2011’s first quarter were $6.8 million, or 0.57 percent of average loans, down from the $9.8 million, or 0.78 percent, of average loans reported for the fourth quarter of 2010.  Non-performing assets as a percent of total loans and foreclosed assets were 3.32 percent at March 31, 2011, up from 3.17 percent at December 31, 2010.  The total dollar value of non-performing assets was up $3.7 million, or 2.3 percent, between December 31, 2010, and March 31, 2011.  Approximately $19.8 million of loans, of which $10.3 million were on non-accrual status, were designated as troubled debt restructurings (TDR) at March 31, 2011.  Non-accrual loans decreased $11.6 million, while other real estate owned (ORE) increased $8.1 million compared to the prior quarter.  Loans 90 days past due or greater (accruing) as a percent of period-end loans decreased 2 basis points from December 31, 2010, to 0.01 percent at March 31, 2011.
The company’s allowance for loan losses was $94.4 million at March 31, 2011, and $82.0 million at December 31, 2010.  The ratio of the allowance for loan losses as a percent of period-end loans was 1.95 percent at March 31, 2011, compared to 1.65 percent at December 31, 2010.  Hancock’s reserving methodologies required the company to increase the allowance for loan losses in the first quarter.  Hancock recorded a provision for loan losses for the first quarter of $8.8 million.  The provision of $8.3 million on non-covered loans was primarily related to specific credits partially offset by a reduction of $1.5 million in the specific reserve for the Gulf Oil Spill.  Hancock is continuing to monitor the impact of the Gulf Oil Spill on the company’s affected markets.  The company also recorded $10.9 million for losses that have arisen on covered loans since the December 2009 acquisition of Peoples First, with a corresponding increase for 95 percent coverage in the company’s FDIC loss share receivable, which resulted in a net provision increase of $0.5 million in the provision for covered loans.

      Additional asset quality information (inclusive and exclusive of the covered assets of Peoples First) is provided in the following table:

	Consolidated	Consolidated
	Hancock	Without
Asset Quality Information	Holding Company	Peoples First
Non-accrual loans	$100,718	$56,654
Restructured loans	$19,757	$19,757
Foreclosed assets	41,380	18,559
Total non-performing assets	$161,855	$94,970
Non-performing assets as a percent of loans and foreclosed assets	3.32%	2.33%
Accruing loans 90 days past due (a)	$691	$691
Accruing loans 90 days past due as a percent of loans	0.01%	0.02%
Non-performing assets + accruing loans 90 days past due
to loans and foreclosed assets	3.33%	2.34%
Allowance for loan losses	$94,356	$83,160
Allowance for loan losses as a percent of period-end loans	1.95%	2.05%
Allowance for loan losses to NPAs + accruing loans 90 days past due	58.05%	86.93%

(a) Accruing loans past due 90 days or more do not include purchased impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

Net Interest Income

Net interest income (taxable equivalent or te) for the first quarter increased $0.04 million, or 0.1 percent, from March 31, 2010, and decreased $2.2 million, or 3.0 percent, from the prior quarter.  The net interest margin of 3.97 percent was 22 basis points wider than the same quarter a year ago but was 9 basis points narrower than the prior quarter.  Average earning assets grew $31.2 million compared to prior quarter but declined $399.2 million, or 5.3 percent, compared with the same quarter a year ago.  The $399.2 million decrease was caused by a decrease in loans ($200.8 million), securities ($128.0 million), and short-term investments ($70.4 million).

       The company’s loan yield decreased 27 basis points over the prior year’s first quarter, while the yield on securities decreased 52 basis points, pushing the yield on average earning assets down 28 basis points.  However, total funding costs over the same quarter a year ago were down 50 basis points.  Compared to the prior quarter, the net interest margin (te) was narrower by 9 basis points.  The yield on average earning assets decreased 10 basis points from last quarter to 4.87 percent, while the total cost of funds remained decreased one basis point.

Non-interest Income

Non-interest income for the first quarter was up $2.8 million, or 8.9 percent, compared with the same quarter a year ago and decreased $0.9 million, or 2.5 percent, compared with the previous quarter.  The increase from March 31, 2010, was primarily caused by an increase in other income of $3.4 million due to an increase in accretion on the FDIC loss share asset; investment and annuity fees, up $0.9 million; and ATM fees, up $0.8 million offset by decreases in service charges in deposit accounts of $1.9 million due to new consumer regulations and insurance fees of $0.3 million.

The decrease from the prior quarter was caused primarily by a decrease in secondary mortgage market operations of $1.6 million due to a decrease in refinancing; service charges on deposit accounts, down $0.6 million; insurance fees, down $0.5 million offset by an increase in other income of $1.5 million and investment and annuity fees of $0.8 million.

Operating Expense & Taxes

Operating expenses for the first quarter were up $5.2 million, or 7.7 percent, compared to the same quarter a year ago, and were $1.8 million, or 2.5 percent, higher than the previous quarter.  The increase from the same quarter a year ago was reflected in an 8.8 percent increase, or $3.1 million, in higher personnel expense and a 9.2 percent increase, or $2.2 million, in other operating expense due to professional services expenses associated with our proposed merger with Whitney.  The increase from the prior quarter was due to a 5.1 percent increase, or $1.8 million, in personnel due to payout of year-end bonuses.

For the three months ended March 31, 2011, and 2010, the effective income tax rates were approximately 20 percent and 15 percent, respectively.  Because of the increased level of pre-tax income in 2011, the tax-exempt interest income and the utilization of tax credits had less impact on the effective tax rate.  The source of the tax credits for 2011 and 2010 resulted from investments in New Market Tax Credits, Qualified Bond Credits and Work Opportunity Tax Credits.

About Hancock Holding Company

Hancock Holding Company—parent company of Hancock Bank (Mississippi), Hancock Bank of Louisiana, and Hancock Bank of Alabama—had assets of approximately $8.3 billion as of March 31, 2011.  Founded in 1899, Hancock Bank consistently ranks as one of the country’s strongest, safest financial institutions, according to BauerFinancial, Inc.  More corporate information and e-banking are available at www.hancockbank.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:  Congress passed the Private Securities Litigation Act of 1995 in an effort to encourage corporations to provide information about companies’ anticipated future financial performance.  This act provides a safe harbor for such disclosure, which protects the companies from unwarranted litigation if actual results are different from management expectations.  This release contains forward-looking statements and reflects management’s current views and estimates of future economic circumstances, industry conditions, company performance, and financial results.  These forward-looking statements are subject to a number of factors and uncertainties which could cause the Company’s actual results and experience to differ from the anticipated results and expectations expressed in such forward-looking statements.

ADDITIONAL INFORMATION ABOUT THE HANCOCK HOLDING COMPANY/WHITNEY HOLDING CORPORATION TRANSACTION

Hancock Holding Company (“Hancock”) and Whitney Holding Corporation (“Whitney”) have filed a joint proxy statement/prospectus and other relevant documents concerning the merger with the United States Securities and Exchange Commission (the “SEC”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. WE URGE INVESTORS TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE JOINT PROXY STATEMENT/PROSPECTUS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors can obtain these documents free of charge at the SEC’s Web site (www.sec.gov). In addition, documents filed with the SEC by Hancock will be available free of charge from Paul D. Guichet, Investor Relations at (228) 563-6559. Documents filed with the SEC by Whitney will be available free of charge from Whitney by contacting Trisha Voltz Carlson at (504) 299-5208.

The directors, executive officers, and certain other members of management and employees of Whitney are participants in the solicitation of proxies in favor of the merger from the shareholders of Whitney. Information about the directors and executive officers of Whitney is included in Whitney’s Form 10-K for the year ended December 31, 2010, as amended by a Form 10-K/A, which was filed with the SEC on April 18, 2010. Additional information regarding the interests of such participants is included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC on April 4, 2011. The directors, executive officers, and certain other members of management and employees of Hancock are participants in the solicitation of proxies in favor of the merger from the shareholders of Hancock. Information about the directors and executive officers of Hancock is included in the proxy statement for its 2011 annual meeting of shareholders, which was filed with the SEC on February 28, 2011. Additional information regarding the interests of such participants is included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC on April 4, 2011.

Hancock Holding Company
Financial Highlights
(amounts in thousands, except per share data and FTE headcount)
(unaudited)
	Three Months Ended
	3/31/2011	12/31/2010	3/31/2010
Per Common Share Data

Earnings per share:
Basic	$0.41	$0.46	$0.37
Diluted	$0.41	$0.46	$0.37
Cash dividends per share	$0.24	$0.24	$0.24
Book value per share (period-end)	$24.52	$23.22	$23.05
Tangible book value per share (period-end)	$22.79	$21.18	$20.94
Weighted average number of shares:
Basic	37,333	36,916	36,868
Diluted	37,521	37,065	37,105
Period-end number of shares	43,139	36,893	36,905
Market data:
High sales price	$35.68	$37.26	$45.86
Low sales price	$30.67	$28.88	$38.23
Period end closing price	$32.84	$34.86	$41.81
Trading volume	25,942	13,701	9,612

Other Period-end Data

FTE headcount	2,299	2,271	2,263
Tangible common equity	$983,160	$781,420	$772,735
Tier I capital	$981,439	$782,301	$764,074
Goodwill	$61,631	$61,631	$62,277
Amortizable intangibles	$12,908	$13,496	$15,791

Performance Ratios

Return on average assets	0.75%	0.83%	0.65%
Return on average common equity	7.07%	7.71%	6.58%
Earning asset yield (TE)	4.87%	4.97%	5.15%
Total cost of funds	0.90%	0.91%	1.40%
Net interest margin (TE)	3.97%	4.06%	3.75%
Noninterest expense as a percent of total revenue (TE)
before amortization of purchased intangibles
and securities transactions	69.74%	66.05%	66.43%
Common equity (period-end) as a percent of total assets (period-end)	12.73%	10.52%	9.93%
Leverage (Tier I) ratio	12.02%	9.65%	8.91%
Tangible common equity ratio	11.94%	9.69%	9.10%
Net charge-offs as a percent of average loans	0.57%	0.78%	1.06%
Allowance for loan losses as a percent of period-end loans	1.95%	1.65%	1.33%
Allowance for loan losses to NPAs + accruing loans 90 days past due	58.05%	51.35%	48.80%
Average loan/deposit ratio	72.38%	73.65%	71.45%
Non-interest income excluding
securities transactions as a percent of
total revenue (TE)	32.93%	32.81%	31.08%

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)
	Three Months Ended
	3/31/2011	12/31/2010	3/31/2010
Asset Quality Information

Non-accrual loans	$100,718	$112,274	$92,828
Restructured loans (a)	19,757	12,641	-
Foreclosed assets	41,380	33,277	30,243
Total non-performing assets	$161,855	$158,192	$123,071
Non-performing assets as a percent of loans and foreclosed assets	3.32%	3.17%	2.44%
Accruing loans 90 days past due (b)	$691	$1,492	$13,457
Accruing loans 90 days past due as a percent of loans	0.01%	0.03%	0.27%
Non-performing assets + accruing loans 90 days past due
to loans and foreclosed assets	3.33%	3.19%	2.71%

Net charge-offs	$6,817	$9,756	$13,251
Net charge-offs as a percent of average loans	0.57%	0.78%	1.06%

Allowance for loan losses	$94,356	$81,997	$66,625
Allowance for loan losses as a percent of period-end loans	1.95%	1.65%	1.33%
Allowance for loan losses to NPAs + accruing loans 90 days past due	58.05%	51.35%	48.80%

Provision for loan losses	$8,822	$11,390	$13,826

(a) Included in restructured loans is $10.3 million in non-accrual loans.
(b) Accruing loans past due 90 days or more do not include purchased impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

Allowance for Loan Losses

Beginning Balance	$81,997	$79,725	$66,050
Provision for loan losses before FDIC benefit	10,899	672	-
Benefit attributable to FDIC loss share agreement	(10,354)	(638)	-
Provision for loan losses - non-covered loans	8,277	11,356	13,826
Net provision for loan losses	8,822	11,390	13,826
Increase in indemnification asset	10,354	638	-
Charge-offs	9,079	11,626	15,160
Recoveries	2,262	1,870	1,909
Net charge-offs	6,817	9,756	13,251
Ending Balance	$94,356	$81,997	$66,625

Net Charge-off Information

Net charge-offs:
Commercial/real estate loans	$4,159	$5,987	$10,238
Mortgage loans	371	1,024	608
Direct consumer loans	1,234	939	608
Indirect consumer loans	278	356	608
Finance Company loans	775	1,450	1,189
Total net charge-offs	$6,817	$9,756	$13,251

Average loans:
Commercial/real estate loans	$3,099,303	$3,087,181	$3,145,748
Mortgage loans	653,150	702,285	735,279
Direct consumer loans	736,133	745,922	737,728
Indirect consumer loans	301,638	315,369	359,965
Finance Company loans	97,525	100,776	109,819
Total average loans	$4,887,749	$4,951,533	$5,088,539

Net charge-offs to average loans:
Commercial/real estate loans	0.54%	0.77%	1.32%
Mortgage loans	0.23%	0.58%	0.34%
Direct consumer loans	0.71%	0.50%	0.33%
Indirect consumer loans	0.30%	0.45%	0.69%
Finance Company loans	3.22%	5.71%	4.39%
Total net charge-offs to average loans	0.57%	0.78%	1.06%

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)
	Three Months Ended
	3/31/2011	12/31/2010	3/31/2010
Income Statement

Interest income	$82,533	$85,040	$92,379
Interest income (TE)	85,405	87,917	95,396
Interest expense	15,769	16,100	25,800
Net interest income (TE)	69,636	71,817	69,596
Provision for loan losses	8,822	11,390	13,826
Noninterest income excluding
securities transactions	34,183	35,067	31,381
Securities transactions gains/(losses)	(51)	-	0
Noninterest expense	73,019	71,257	67,822
Income before income taxes	19,055	21,359	16,312
Income tax expense	3,727	4,339	2,478
Net income	$15,328	$17,020	$13,834

Pre-tax, pre-provision profit (PTPP) (c)	$32,388	$35,627	$31,587

Noninterest Income and Noninterest Expense

Service charges on deposit accounts	$9,544	$10,187	$11,490
Trust fees	3,991	4,324	3,846
Debit card & merchant fees	3,510	3,768	3,596
Insurance fees	3,249	3,773	3,511
Investment & annuity fees	3,133	2,333	2,279
ATM fees	2,731	2,574	1,951
Secondary mortgage market operations	1,567	3,178	1,640
Gain on acquisition	-	-	0
Other income	6,457	4,930	3,068
Noninterest income excluding
securities transactions	$34,183	$35,067	$31,381
Securities transactions gains/(losses)	(51)	-	-
Total noninterest income including
securities transactions	$34,132	$35,067	$31,381

Personnel expense	$37,835	$36,006	$34,767
Occupancy expense (net)	5,911	5,977	6,143
Equipment expense	2,854	2,706	2,724
Other operating expense	25,805	25,912	23,450
Amortization of intangibles	614	656	738
Total noninterest expense	$73,019	$71,257	$67,822

(c) Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense, one-time merger items, and securities transactions. Management believes that PTPP profit is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)
	Three Months Ended
	3/31/2011	12/31/2010	3/31/2010
Period-end Balance Sheet

Commercial/real estate loans	$3,089,365	$3,147,765	$3,120,584
Mortgage loans	630,092	659,689	718,333
Direct consumer loans	733,173	739,262	719,071
Indirect consumer loans	292,941	309,454	346,160
Finance Company loans	95,404	100,994	107,542
Total loans	4,840,975	4,957,164	5,011,690
Loans held for sale	7,468	21,866	22,210
Securities	1,593,511	1,488,885	1,758,972
Short-term investments	759,644	639,163	689,014
Earning assets	7,201,598	7,107,078	7,481,886
Allowance for loan losses	(94,356)	(81,997)	(66,625)
Other assets	1,203,792	1,113,246	1,150,219
Total assets	$8,311,034	$8,138,327	$8,565,480

Noninterest bearing deposits	$1,186,852	$1,127,246	$1,022,372
Interest bearing transaction deposits	2,051,805	1,995,081	1,931,749
Interest bearing Public Fund deposits	1,208,334	1,216,702	1,187,410
Time deposits	2,250,319	2,436,690	2,863,196
Total interest bearing deposits	5,510,458	5,648,473	5,982,355
Total deposits	6,697,310	6,775,719	7,004,727
Other borrowed funds	442,294	388,352	578,777
Other liabilities	113,731	117,708	131,173
Common shareholders' equity	1,057,699	856,548	850,803
Total liabilities & common equity	$8,311,034	$8,138,327	$8,565,480

Commercial Loans/Real Estate Loans

Commercial non-real estate loans	$546,490	$559,301	$439,636
Construction and land development loans	623,343	652,857	801,474
Commercial real estate secured loans	1,408,711	1,413,287	1,360,774
Municipal loans	461,401	471,598	459,208
Lease financing	49,420	50,721	59,492
Total commercial/real estate loans	$3,089,365	$3,147,764	$3,120,584

Construction and Land Development Loans

Residential construction	$123,997	$136,879	$109,176
Commercial owner occupied	108,909	101,291	172,977
Commercial non-owner occupied	86,403	81,503	114,752
Land development	154,674	166,434	249,461
Lots	149,360	166,750	155,108
Total construction and land development loans	$623,343	$652,857	$801,474

Commercial Real Estate Secured Loans
Commercial real estate owner occupied	$710,528	$701,775	$691,371
Commercial real estate non-owner occupied	698,183	711,512	669,403
Total commercial real estate secured loans	$1,408,711	$1,413,287	$1,360,774

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)
	Three Months Ended
	3/31/2011	12/31/2010	3/31/2010
Average Balance Sheet

Commercial/real estate loans	3,099,303	3,087,181	$3,145,748
Mortgage loans	653,150	702,285	735,279
Direct consumer loans	736,133	745,922	737,728
Indirect consumer loans	301,638	315,369	359,965
Finance Company loans	97,525	100,776	109,819
Total loans	4,887,749	4,951,533	5,088,539
Securities	1,444,872	1,485,732	1,572,883
Short-term investments	742,761	606,927	813,122
Earning average assets	7,075,382	7,044,192	7,474,544
Allowance for loan losses	(82,758)	(80,248)	(66,170)
Other assets	1,244,747	1,216,267	1,246,022
Total assets	$8,237,371	$8,180,211	$8,654,396

Noninterest bearing deposits	$1,144,469	$1,139,094	$1,018,863
Interest bearing transaction deposits	2,029,706	1,989,250	1,894,997
Interest bearing Public Fund deposits	1,227,723	1,088,384	1,275,202
Time deposits	2,350,572	2,506,736	2,933,094
Total interest bearing deposits	5,608,001	5,584,370	6,103,293
Total deposits	6,752,470	6,723,464	7,122,156
Other borrowed funds	501,028	465,446	543,307
Other liabilities	104,035	115,974	135,814
Common shareholders' equity	879,838	875,327	853,119
Total liabilities & common equity	$8,237,371	$8,180,211	$8,654,396

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)
	Three Months Ended
	3/31/2011	12/31/2010	3/31/2010
Average Balance Sheet Mix

Percentage of earning assets/funding sources:
Loans	69.08%	70.29%	68.008%
Securities	20.42%	21.09%	21.04%
Short-term investments	10.50%	8.62%	10.88%
Earning average assets	100.00%	100.00%	100.00%

Noninterest bearing deposits	16.18%	16.17%	13.63%
Interest bearing transaction deposits	28.69%	28.24%	25.35%
Interest bearing Public Fund deposits	17.35%	15.45%	17.06%
Time deposits	33.22%	35.59%	39.24%
Total deposits	95.44%	95.45%	95.28%
Other borrowed funds	7.08%	6.61%	7.27%
Other net interest-free funding sources	-2.52%	-2.06%	-2.55%
Total average funding sources	100.00%	100.00%	100.00%

Loan mix:
Commercial/real estate loans	63.41%	62.35%	61.82%
Mortgage loans	13.36%	14.18%	14.45%
Direct consumer loans	15.06%	15.06%	14.50%
Indirect consumer loans	6.17%	6.37%	7.07%
Finance Company loans	2.00%	2.04%	2.16%
Total loans	100.00%	100.00%	100.00%

Average dollars (in thousands):
Loans	$4,887,749	$4,951,533	$5,088,539
Securities	1,444,872	1,485,732	1,572,883
Short-term investments	742,761	606,927	813,122
Earning average assets	$7,075,382	$7,044,192	$7,474,544

Noninterest bearing deposits	$1,144,469	$1,139,094	$1,018,863
Interest bearing transaction deposits	2,029,706	1,989,250	1,894,997
Interest bearing Public Fund deposits	1,227,723	1,088,384	1,275,202
Time deposits	2,350,572	2,506,736	2,933,094
Total deposits	6,752,470	6,723,464	7,122,156
Other borrowed funds	501,028	465,446	543,307
Other net interest-free funding sources	(178,116)	(144,718)	(190,919)
Total average funding sources	$7,075,382	$7,044,192	$7,474,544

Loans:
Commercial/real estate loans	$3,099,303	$3,087,181	$3,145,748
Mortgage loans	653,150	702,285	735,279
Direct consumer loans	736,133	745,922	737,728
Indirect consumer loans	301,638	315,369	359,965
Finance Company loans	97,525	100,776	109,819
Total average loans	$4,887,749	$4,951,533	$5,088,539

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)
	Three Months Ended
	3/31/2011	12/31/2010	3/31/2010
Asset Quality Information

Non-accrual loans	$100,718	$112,274	$92,828
Restructured loans	19,757	12,641	-
Foreclosed assets	41,380	33,277	30,243
Total non-performing assets	$161,855	$158,192	$123,071
Non-performing assets as a percent of loans and foreclosed assets	3.32%	3.17%	2.44%
Accruing loans 90 days past due	$691	$1,492	$13,457
Accruing loans 90 days past due as a percent of loans	0.01%	0.03%	0.27%
Non-performing assets + accruing loans 90 days past due
to loans and foreclosed assets	3.33%	3.19%	2.71%
Allowance for loan losses	$94,356	$81,997	$66,625
Allowance for loan losses as a percent of period-end loans	1.95%	1.65%	1.33%
Allowance for loan losses to NPAs + accruing loans 90 days past due	58.05%	51.35%	48.80%

	3/31/11
	Non-Covered Loans	Covered Loans(d)	Total
Non-accrual loans	$56,654	$44,064	$100,718
Restructured loans	19,757		19,757
Foreclosed assets	18,559	22,821	41,380
Total non-performing assets	$94,970	$66,885	$161,855
Non-performing assets as a percent of loans and foreclosed assets	2.33%	8.34%	3.32%
Accruing loans 90 days past due	691	-	$691
Accruing loans 90 days past due as a percent of loans	0.02%	-	0.01%
Non-performing assets + accruing loans 90 days past due
to loans and foreclosed assets	2.34%	8.34%	3.33%
Allowance for loan losses	83,160	11,196	94,356
Allowance for loan losses as a percent of period-end loans	2.05%	1.44%	1.95%
Allowance for loan losses to NPAs + accruing loans 90 days past due	86.93%	16.74%	58.05%

(d) Assets covered under the FDIC loss share agreements, which	12/31/10
provide considerable protection against credit risk.	Non-Covered Loans	Covered Loans	Total
Non-accrual loans	$66,988	$45,286	$112,274
Restructured loans	12,641		12,641
Foreclosed assets	17,595	15,682	33,277
Total non-performing assets	$97,224	$60,968	$158,192
Non-performing assets as a percent of loans and foreclosed assets	2.33%	7.39%	3.17%
Accruing loans 90 days past due	$1,492	-	1,492
Accruing loans 90 days past due as a percent of loans	0.04%	-	0.03%
Non-performing assets + accruing loans 90 days past due
to loans and foreclosed assets	2.37%	7.39%	3.19%
Allowance for loan losses	81,325	672	81,997
Allowance for loan losses as a percent of period-end loans	1.96%	0.08%	1.65%
Allowance for loan losses to NPAs + accruing loans 90 days past due	82.38%	1.10%	51.35%

Hancock Holding Company
Financial Highlights
(amounts in thousands)
(unaudited)
	Three Months Ended
	3/31/2011	12/31/2010	3/31/2010
Period-end Balance Sheet

Commercial/real estate loans	$3,089,365	$3,147,765	$3,120,584
Mortgage loans	630,092	659,689	718,333
Direct consumer loans	733,173	739,262	719,071
Indirect consumer loans	292,941	309,454	346,160
Finance Company loans	95,404	100,994	107,542
Total loans	4,840,975	4,957,164	5,011,690

	3/31/11
	Non-Covered Loans	Covered Loans(d)	Total
Commercial/real estate loans	$2,726,698	$362,667	$3,089,365
Mortgage loans	357,793	272,299	630,092
Direct consumer loans	588,787	144,386	733,173
Indirect consumer loans	292,941	-	292,941
Finance Company loans	95,404	-	95,404
Total loans	$4,061,623	$779,352	$4,840,975

	12/31/10
	Non-Covered Loans	Covered Loans	Total
Commercial/real estate loans	$2,773,434	$374,331	$3,147,765
Mortgage loans	366,184	293,505	659,689
Direct consumer loans	597,947	141,315	739,262
Indirect consumer loans	309,454	-	309,454
Finance Company loans	100,994	-	100,994
Total loans	$4,148,013	$809,151	$4,957,164

(d) Assets covered under the FDIC loss share agreements, which provide considerable protection against credit risk.

Hancock Holding Company
Average Balance and Net Interest Margin Summary
(amounts in thousands)
(unaudited)

Three Months Ended
	03/31/11			12/31/10			03/31/10
	Interest	Volume	Rate	Interest	Volume	Rate	Interest	Volume	Rate

Average Earning Assets
Commercial & real estate loans (TE)	$40,267	$3,099,303	5.26%	$40,945	$3,087,181	5.27%	$42,603	$3,145,748	5.48%
Mortgage loans	10,824	653,150	6.63%	10,789	702,285	6.14%	12,217	735,279	6.6%5
Consumer loans	19,175	1,135,296	6.70%	20,532	1,162,067	7.01%	21,491	1,207,512	7.22%
Loan fees & late charges	(59)	-	0.00%	26	-	0.00%	228	-	0.00%
Total loans (TE)	$70,207	$4,887,749	5.81%	$72,292	$4,951,533	5.80%	$76,539	5,088,539	6.08%

US treasury securities	12	10,798	0.47%	14	10,799	0.50%	15	11,838	0.50%
US agency securities	771	172,116	1.79%	444	106,129	1.67%	1,387	163,132	3.40%
CMOs	3,018	351,224	3.44%	2,962	378,455	3.13%	2,063	168,129	4.91%
Mortgage backed securities	8,172	713,783	4.58%	8,939	788,474	4.53%	12,051	1,022,288	4.72%
Municipals (TE)	2,678	178,904	5.99%	2,734	183,833	5.95%	2,491	192,447	5.18%
Other securities	248	18,047	5.50%	204	18,043	4.51%	261	15,049	6.94%
Total securities (TE)	14,899	1,444,872	4.12%	15,297	1,485,733	4.12%	18,268	1,572,883	4.65%

Total short-term investments	299	742,761	0.16%	329	606,927	0.22%	589	813,122	0.29%

Average earning assets yield (TE)	$85,405	$7,075,382	4.87%	$87,918	$7,044,193	4.97%	$95,396	$7,474,544	5.15%

Interest-bearing Liabilities
Interest-bearing transaction deposits	$1,596	$2,029,706	0.32%	$1,889	$1,989,250	0.38%	$2,503	$1,894,997	0.54%
Time deposits	10,821	2,350,572	1.87%	10,403	2,506,736	1.65%	17,537	2,933,094	2.42%
Public Funds	1,593	1,227,723	0.53%	1,780	1,088,384	0.65%	3,243	1,275,202	1.03%
Total interest bearing deposits	$14,010	5,608,001	1.01%	$14,072	5,584,370	1.00%	$23,283	6,103,293	1.55%

Total borrowings	1,759	501,028	1.42%	2,028	465,446	1.73%	2,517	543,307	1.88%

Total interest bearing liab cost	$15,769	$6,109,029	1.05%	$16,100	$6,049,816	1.06%	$25,800	$6,646,600	1.57%

Net interest-free funding sources		966,353			994,376			827,944
Other net interest-free funding sources

Total Cost of Funds	$15,769	$7,075,382	0.90%	$16,100	$7,044,192	0.91%	$25,800	$7,474,544	1.40%

Net Interest Spread (TE)	$69,636		3.82%	$71,818		3.91%	$69,596		3.57%

Net Interest Margin (TE)	$69,636	$7,075,382	3.97%	$71,818	$7,044,192	4.06%	$69,596	$7,474,544	3.75%

Hancock Holding Company
Quarterly Financial Data
(amounts in thousands, except
per share data and FTE headcount)
(unaudited)	2009			2010				2011
	2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q
Per Common Share Data

Earnings per share:
Basic	$0.43	$0.48	$0.89	$0.37	$0.17	$0.40	$0.46	$0.41
Diluted	$0.43	$0.47	$0.89	$0.37	$0.17	$0.40	$0.46	$0.41
Cash dividends per share	$0.24	$0.24	$0.24	$0.24	$0.24	$0.24	$0.24	$0.24
Book value per share (period-end)	$19.82	$20.54	$22.74	$23.05	$23.36	$23.48	$23.22	$24.52
Tangible book value per share (period-end)	$17.68	$18.42	$20.60	$20.94	$21.28	$21.42	$21.18	$22.79
Weighted average number of shares:
Basic	31,820	31,857	35,481	36,868	36,876	36,880	36,916	37,333
Diluted	32,009	32,058	35,705	37,105	37,078	36,995	37,065	37,521
Period-end number of shares	31,827	31,877	36,840	36,905	36,877	36,883	36,893	43,139
Market data:
High sales price	$41.19	$42.38	$44.89	$45.86	$43.90	$35.40	$37.26	$35.68
Low sales price	$30.12	$29.90	$35.26	$38.23	$33.27	$26.82	$28.88	$30.67
Period end closing price	$32.49	$37.57	$43.81	$41.81	$33.36	$30.07	$34.86	$32.84
Trading volume	17,040	11,676	19,538	9,612	12,443	14,318	13,701	25,942

Other Period-end Data

FTE headcount	1,911	1,903	2,240	2,263	2,278	2,235	2,271	2,299
Tangible common equity	$562,800	$587,161	$758,840	$772,735	$784,872	$790,040	$781,420	$983,160
Tier I capital	$565,807	$575,856	$756,106	$764,074	$764,608	$772,247	$782,301	$981,439
Goodwill	$62,277	$62,277	$62,277	$62,277	$61,631	$61,631	$61,631	$61,631
Amortizable intangibles	$5,350	$4,996	$16,252	$15,791	$14,516	$13,860	$13,496	$12,908

Performance Ratios

Return on average assets	0.78%	0.87%	1.75%	0.65%	0.31%	0.70%	0.83%	0.75%
Return on average common equity	8.67%	9.38%	15.92%	6.58%	3.03%	6.75%	7.71%	7.07%
Earning asset yield (TE)	5.26%	5.26%	5.32%	5.15%	5.06%	4.87%	4.97%	4.87%
Total cost of funds	1.48%	1.39%	1.35%	1.40%	1.19%	1.02%	0.91%	0.90%
Net interest margin (TE)	3.78%	3.86%	3.96%	3.75%	3.87%	3.85%	4.06%	3.97%
Noninterest expense as a percent
of total revenue (TE) before amortization of purchased
intangibles and securities
transactions	61.47%	60.81%	49.82%	66.43%	67.26%	64.25%	66.05%	69.74%
Common equity (period-end) as
a percent of total assets (period-end)	8.95%	9.62%	9.63%	9.93%	10.13%	10.51%	10.52%	12.73%
Leverage (Tier I) ratio	8.13%	8.33%	10.60%	8.91%	9.06%	9.32%	9.65%	12.02%
Tangible common equity ratio	8.06%	8.71%	8.81%	9.10%	9.32%	9.68%	9.69%	11.94%
Net charge-offs as a
percent of average loans	1.50%	1.24%	1.24%	1.06%	1.11%	1.10%	0.78%	0.57%
Allowance for loan losses as
a percent of period-end loans	1.49%	1.50%	1.29%	1.33%	1.55%	1.62%	1.65%	1.95%
Allowance for loan losses to
NPAs + loans 90 days past due	117.14%	120.25%	58.69%	48.80%	38.03%	43.63%	51.35%	58.05%
Loan/deposit ratio	74.95%	77.36%	77.89%	71.45%	71.63%	72.78%	73.65%	72.38%
Noninterest income excluding
securities transactions as a percent
of total revenue (TE)	36.65%	33.31%	49.86%	31.08%	33.23%	33.56%	32.81%	32.93%

Hancock Holding Company
Quarterly Financial Data
(amounts in thousands, except
per share data and FTE headcount)
(unaudited)	2009			2010				2011
	2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q
Asset Quality Information

Non-accrual loans	$34,189	$35,558	$86,555	$92,828	$150,127	$132,834	$112,274	$100,718
Restructured loans	-	-	-	-	-	10,740	12,641	19,757
Foreclosed assets	8,884	9,775	14,336	30,243	44,901	31,879	33,277	41,380
Total non-performing assets	$43,073	$45,333	$100,891	$123,071	$195,028	$175,453	$158,192	$161,855
Non-performing assets as a percent of loans and foreclosed assets	1.01%	1.06%	1.97%	2.44%	3.89%	3.55%	3.17%	3.32%

Accruing loans 90 days past due	$11,435	$7,766	$11,647	$13,457	$8,002	$7,292	$1,492	$691
Accruing loans 90 days past due as
a percent of loans	0.27%	0.18%	0.23%	0.27%	0.16%	0.15%	0.03%	0.01%
Non-performing assets + accruing
loans 90 days past due to loans
and foreclosed assets	1.27%	1.25%	2.19%	2.71%	4.05%	3.70%	3.19%	3.33%

Net charge-offs	$16,019	$13,495	$13,634	$13,251	$13,921	$13,754	$9,756	$6,817
Net charge-offs as a percent
of average loans	1.50%	1.24%	1.24%	1.06%	1.11%	1.10%	0.78%	0.57%

Allowance for loan losses	$63,850	$63,850	$66,050	$66,625	$77,221	$79,725	$81,997	$94,356
Allowance for loan losses as a
percent of period-end loans	1.49%	1.50%	1.29%	1.33%	1.55%	1.62%	1.65%	1.95%
Allowance for loan losses to NPAs
+ accruing loans 90 days past due	117.14%	120.25%	58.69%	48.80%	38.03%	43.63%	51.35%	58.05%

Provision for loan losses	$16,919	$13,495	$15,834	$13,826	$24,517	$16,258	$11,390	$8,822

Net Charge-off Information

Net charge-offs:
Commercial/real estate loans	$12,524	$10,176	$9,110	$10,238	$10,537	$9,140	$5,987	$4,159
Mortgage loans	199	177	1,211	608	569	1,674	1,024	371
Direct consumer loans	1,226	821	1,209	608	1,241	1,003	939	1,234
Indirect consumer loans	717	1,169	883	608	449	569	356	278
Finance company loans	1,353	1,152	1,221	1,189	1,125	1,368	1,450	775
Total net charge-offs	$16,019	$13,495	$13,634	$13,251	$13,921	$13,754	$9,756	$6,817

Average loans:
Commercial/real estate loans	$2,696,500	$2,739,518	$2,777,866	$3,145,748	$3,090,938	$3,056,578	$3,087,181	$3,099,303
Mortgage loans	452,324	438,659	470,441	735,279	744,880	753,686	702,285	653,150
Direct consumer loans	596,725	603,394	630,511	737,728	728,939	738,036	745,922	736,133
Indirect consumer loans	420,444	410,035	386,157	359,965	336,260	324,337	315,369	301,638
Finance Company loans	111,358	110,045	110,233	109,819	107,821	103,297	100,776	97,525
Total average loans	$4,277,351	$4,301,651	$4,375,208	$5,088,539	$5,008,838	$4,975,934	$4,951,533	$4,887,749

Net charge-offs to average loans:
Commercial/real estate loans	1.86%	1.47%	1.30%	1.32%	1.37%	1.19%	0.77%	0.54%
Mortgage loans	0.18%	0.16%	1.02%	0.34%	0.31%	0.88%	0.58%	0.23%
Direct consumer loans	0.82%	0.54%	0.76%	0.33%	0.68%	0.54%	0.50%	0.71%
Indirect consumer loans	0.68%	1.13%	0.91%	0.69%	0.54%	0.70%	0.45%	0.30%
Finance Company loans	4.87%	4.15%	4.39%	4.39%	4.19%	5.25%	5.71%	3.22%
Total net charge-offs to average loans	1.50%	1.24%	1.24%	1.06%	1.11%	1.10%	0.78%	0.57%

Hancock Holding Company
Quarterly Financial Data
(amounts in thousands, except
per share data and FTE headcount)
(unaudited)	2009			2010				2011
	2Q	3Q	4Q	1Q	2Q	3Q	4Q	1Q
Income Statement

Interest income	$80,105	$79,758	$82,416	$92,379	$89,741	$85,398	$85,040	$82,533
Interest income (TE)	83,054	82,757	85,585	95,396	92,788	88,284	87,917	85,405
Interest expense	23,413	22,004	21,881	25,800	21,868	18,576	16,100	15,769
Net interest income (TE)	59,641	60,753	63,704	69,596	70,920	69,708	71,817	69,636
Provision for loan losses	16,919	13,495	15,834	0	24,517	16,258	11,390	8,822
Noninterest income excluding
securities transactions	34,504	30,347	63,353	31,381	35,293	35,208	35,067	34,183
Securities transactions gains/ (losses)	-	61	7	-	-	-	-	(51)
Noninterest expense	58,226	55,749	63,657	67,822	72,122	68,060	71,257	73,019
Income before income taxes	16,051	18,918	44,404	30,138	6,527	17,712	21,359	19,055
Income tax expense	2,305	3,700	12,624	2,478	27	2,859	4,339	3,727
Net income	$13,746	$15,218	$31,780	$27,660	$6,500	$14,853	$17,020	$15,328

Pre-tax, pre-provision profit (PTPP)	$32,970	$32,352	$33,483	$31,587	$32,762	$36,856	$35,627	$32,388

Noninterest Income
and Noninterest Expense

Service charges on deposit accounts	$11,242	$11,795	$11,814	$11,490	$12,327	$11,331	$10,187	$9,544
Trust fees	3,855	4,008	3,937	3,846	4,408	4,138	4,324	3,991
Debit card & merchant fees	2,895	2,845	2,944	3,596	3,928	3,649	3,768	3,510
Insurance fees	4,048	3,526	3,329	3,511	3,641	3,535	3,773	3,249
Investment & annuity fees	1,691	2,007	1,662	2,279	2,663	2,906	2,333	3,133
ATM fees	1,895	1,862	1,838	1,951	2,321	2,640	2,574	2,731
Secondary mortgage market operations	1,827	1,482	1,439	1,640	1,529	2,569	3,178	1,567
Gain on acquisition	-	-	33,623	0	-	-	-	-
Other income	7,051	2,822	2,767	3,068	4,476	4,440	4,930	6,457
Noninterest income excluding
securities transactions	$34,504	$30,347	$63,353	$31,381	$35,293	$35,208	$35,067	$34,183
Securities transactions gains/ (losses)	-	61	7	-	-	-	-	(51)
Total noninterest income including
securities transactions	$34,504	$30,408	$63,360	$31,381	$35,293	$35,208	$35,067	$34,132

Personnel expense	$28,703	$29,113	$32,858	$34,767	$35,379	$35,890	$36,006	$37,835
Occupancy expense (net)	5,016	5,144	5,126	6,143	6,026	5,657	5,977	5,911
Equipment expense	2,583	2,397	2,335	2,724	2,642	2,496	2,706	2,854
Other operating expense	21,570	18,741	22,984	23,450	27,391	23,361	25,912	25,805
Amortization of intangibles	354	354	354	738	684	656	656	614
Total noninterest expense	$58,226	$55,749	$63,657	$67,822	$72,122	$68,060	$71,257	$73,019